Exhibit (l)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, dated April 18, 2023, which are incorporated by reference in this Post-Effective Amendment No. 45 to the Registration Statement (Form N-4, File No. 333-141762) of Lincoln New York Account N for Variable Annuities (the “Registration Statement”), dated November 15, 2023.

We also consent to the use of our reports (1) dated March 31, 2023, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (2) dated April 12, 2023, with respect to the financial statements of each of the subaccounts within Lincoln New York Account N for Variable Annuities, for the year ended December 31, 2022, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 15, 2023